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                                                           Exhibit 99.2

                            [SOLUTIA LETTERHEAD]


FOR IMMEDIATE RELEASE

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                     Contacts: Media - Beth Rusert 314-674-8527
                               Financial - Liesl Livingston 314-674-7777

                   SOLUTIA TO REVIEW RECUSAL DECISION
                       IN MORNING TELECONFERENCE

     ST. LOUIS, Feb. 24, 2003 --- Solutia Inc. (NYSE:SOI) announced today that John Hunter, chairman and chief executive officer, and Jeffry Quinn, general counsel, will hold a brief teleconference on Thurs., Feb. 27, 2003 at 8:00 am CT, 9:00 am ET to review the recusal decision handed down by Alabama Supreme Court.

     The teleconference will be webcast on the investor page of Solutia's website at http://Investor.Solutia.com. The teleconference will remain on our website for approximately 5 days after the call.

CORPORATE PROFILE
     Solutia (http://www.Solutia.com) uses world-class skills in applied chemistry to create value-added solutions for customers, whose products improve the lives of consumers every day. Solutia is a world leader in performance films for laminated safety glass and after-market applications; process development and scale-up services for pharmaceutical fine chemicals; specialties such as water treatment chemicals, heat transfer fluids and aviation hydraulic fluid and an integrated family of nylon products including high-performance polymers and fibers.
     Solutia .... Solutions For A Better life.

                           -oOo-

Source: Solutia Inc.
St. Louis
Date 02/26/03